Exhibit 99.1

Howard Hughes Holdings Forms Special Committee to Evaluate Potential Take-Private

Announcement follows public statement by Company’s largest stockholder that it is evaluating the possibility of making a proposal to take HHH private

THE WOODLANDS, Texas, Aug. 8, 2024 -- Howard Hughes Holdings Inc. (NYSE: HHH) (the “Company” or “HHH”) today announced that Pershing Square Capital Management, L.P., the Company’s largest stockholder, has stated in a regulatory filing that it is, and intends to continue, evaluating the possibility of various potential alternatives with respect to its investment in the Company, including a possible transaction in which it (either alone or together with one or more potential co-investors) may acquire all or substantially all of the shares of common stock in the Company not owned by Pershing Square and their affiliates, and in connection therewith take the Company private. Pershing Square made this statement in an amendment dated August 7, 2024, to its Schedule 13D filing with the Securities and Exchange Commission. Pershing Square currently owns approximately 37.5% of the total outstanding shares of HHH common stock.

The Company’s Board of Directors is aware of Pershing Square’s filing and has formed a Special Committee comprised of independent directors to review any proposal by Pershing Square, as and when received, and evaluate it in light of other strategic alternatives that may be available to HHH, including continuing to operate as a publicly traded company. The Board and the Special Committee are committed to acting in the best interests of HHH and its stockholders.

There can be no assurance that the foregoing will result in any particular outcome, and HHH does not intend to comment further on these matters until HHH determines that additional disclosure is appropriate or required by law.

About Howard Hughes Holdings Inc.

Howard Hughes Holdings Inc. owns, manages, and develops commercial, residential, and mixed-use real estate throughout the U.S. Its award-winning assets include the country’s preeminent portfolio of master planned communities, as well as operating properties and development opportunities including Downtown Columbia® in Maryland; The Woodlands®, Bridgeland® and The Woodlands Hills® in the Greater Houston, Texas area; Summerlin® in Las Vegas; Ward Village® in Honolulu, Hawaiʻi; and Teravalis™ in the Greater Phoenix, Arizona area. The Howard Hughes portfolio is strategically positioned to meet and accelerate development based on market demand, resulting in one of the strongest real estate platforms in the country. Dedicated to innovative placemaking, the company is recognized for its ongoing commitment to design excellence and to the cultural life of its communities. Howard Hughes Holdings Inc. is traded on the New York Stock Exchange as HHH. For additional information visit www.howardhughes.com.

Safe Harbor Statement

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “enables,” “realize,” “plan,” “intend,” “assume,” “transform” and other words of similar expression, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions, and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in Howard Hughes Holdings Inc.’s filings with the Securities and Exchange Commission, including its Quarterly and Annual Reports. Howard Hughes Holdings Inc. cautions you not to place undue reliance on the forward-looking statements contained in this release. Howard Hughes Holdings Inc. does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

###

Contacts:

Howard Hughes Holdings Inc.

Media Relations

Cristina Carlson, 646-822-6910

Senior Vice President, Head of Corporate Communications

cristina.carlson@howardhughes.com

Investor Relations

Eric Holcomb, 281-475-2144

Senior Vice President, Investor Relations

eric.holcomb@howardhughes.com